Exhibit 1.1
DEALER MANAGER AGREEMENT
August 29, 2007
Charter Communications Holding Company, LLC
12405 Powerscourt Drive
St. Louis, Missouri 63131
Attention: Grier Raclin
Ladies and Gentlemen:
     This dealer manager agreement (this “Agreement”) will confirm the understanding among Charter Communications Holding Company, LLC, a Delaware limited liability company (“Charter Holdco”), Citigroup Global Markets Inc. (“Citigroup”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”, and together with Citigroup, the “Dealer Managers”) pursuant to which Charter Holdco has retained Citigroup and Morgan Stanley to act as the Dealer Managers on the terms and subject to the conditions set forth herein, in connection with the proposed offer to exchange up to $309,375,000 aggregate principal amount of the outstanding 5.875% Convertible Senior Notes due 2009 (the “Outstanding Notes”) of Charter Communications, Inc., a Delaware corporation (“CCI” and together with Charter Holdco, the “Charter Companies”), validly tendered in the Exchange Offer (as defined below) and not validly withdrawn for up to $595,082,000 new 7.00% Convertible Senior Notes due 2027 of CCI (the “New Notes”) convertible into cash, shares of CCI’s Class A common stock (the “Class A Common Stock”) or a combination thereof, at CCI’s election, to be issued pursuant to the terms of an indenture (the “Indenture”) to be dated approximately September 24, 2007, between CCI, as issuer, and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”).
          The offer to exchange listed above (hereinafter referred to as the “Exchange Offer”) will be made on the terms and subject to the conditions set forth in the Prospectus, attached hereto as Exhibit A, and the Letter of Transmittal (the “Letter of Transmittal”), attached hereto as Exhibit B. The date on which the New Notes are issued pursuant to the Exchange Offer shall be referred to herein as the “Exchange Date.” This agreement among Charter Holdco and the Dealer Managers as set forth herein shall hereinafter be referred to as the “Agreement,” and all references to “Holders” of Outstanding Notes refer to holders of the Outstanding Notes who have validly tendered and not validly withdrawn their Outstanding Notes in the Exchange Offer.
          This Agreement, the New Notes, the Indenture, the Class A Common Stock issuable upon conversion of the New Notes and the amendment to CCI’s share borrow agreement (the “Share Borrow Amendment”) described in the Offering Documents (as defined below) shall be referred to collectively as the “Transaction Documents.”

          SECTION 1. Engagement. Subject to the terms and conditions set forth herein:
     (a) Charter Holdco hereby retains the Dealer Managers, and subject to the terms and conditions hereof, the Dealer Managers agree to act, as the exclusive Dealer Managers to Charter Holdco in connection with the Exchange Offer until the date on which the Exchange Offer expires or is earlier terminated in accordance with its terms. The Dealer Managers will advise Charter Holdco with respect to the terms and timing of the Exchange Offer. The Dealer Managers agree that they will not furnish written information other than the Offering Documents (defined below) to the Holders in connection with the Exchange Offer without the prior written consent of Charter Holdco. Charter Holdco authorizes the Dealer Managers, in accordance with their customary practices and consistent with industry practice, to communicate generally regarding the Exchange Offer with the Holders and their authorized agents in connection with the Exchange Offer.
     (b) Charter Holdco acknowledges that the Dealer Managers have been retained solely to provide the services set forth in this Agreement. In rendering such services, the Dealer Managers shall act as independent contractors, and any duties of the Dealer Managers arising out of their engagement hereunder shall be owed solely to Charter Holdco. Charter Holdco also acknowledges that, except as provided in Sections 1(a) and 1(d) hereof, (i) the Dealer Managers shall not be deemed to act as agents of Charter Holdco or any of its affiliates (except that in any jurisdiction in which the Exchange Offer is required to be made by a registered licensed broker or dealer, it shall be deemed made by the Dealer Managers on behalf of Charter Holdco), and neither Charter Holdco nor any of its affiliates shall be deemed to act as the agent of the Dealer Managers and (ii) no securities broker, dealer, bank, trust company or nominee shall be deemed to act as the agent of the Dealer Managers or as the agent of Charter Holdco or any of its affiliates, and the Dealer Managers shall not be deemed to act as the agent of any securities broker, dealer, bank, trust company or nominee. The Dealer Managers shall not have any liability in tort, contract or otherwise to Charter Holdco or to any of Charter Holdco’s affiliates for any act or omission on the part of any securities broker, dealer, bank, trust company or nominee except to the extent that such liability is finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence, bad faith, knowing violation of law or the willful misconduct of the Dealer Managers, respectively.
     (c) Charter Holdco acknowledges that each of the Dealer Managers and their affiliates are engaged in a broad range of securities activities and financial services. In the ordinary course of the Dealer Managers’ business, the Dealer Managers or their affiliates (i) may at any time hold long or short positions, and may trade or otherwise effect transactions, for the Dealer Managers’ own accounts or the accounts of customers, in debt or equity securities of Charter Holdco, its affiliates or any other company that may be involved in the transactions contemplated hereby and (ii) may at any time be providing or arranging financing and other financial services to companies that may be involved in a competing transaction. Charter Holdco acknowledges and agrees that in connection with all aspects of each transaction contemplated by this Agreement, Charter Holdco and the Dealer Managers have an arm’s-length business relationship that creates no fiduciary duty on the part of the Dealer Managers, and each expressly disclaims any fiduciary relationship.

     (d) The Dealer Managers agree, in accordance with their customary practice and consistent with industry practice for investment banking concerns of national standing and in accordance with the terms of the Exchange Offer, to perform those services in connection with the Exchange Offer as are customarily performed by dealer managers and solicitation agents in connection with similar transactions of a like nature, including, without limitation, using all reasonable efforts to solicit the Holders of Outstanding Notes sought to be exchanged by Charter Holdco pursuant to the Exchange Offer, communicating generally regarding the Exchange Offer with securities brokers, dealers, banks, trust companies and nominees and other Holders, and participating in meetings with, furnishing information to, and assisting Charter Holdco in negotiating with Holders.
     (e) Charter Holdco shall arrange for Global Bondholder Services Corporation to act as exchange agent (the “Exchange Agent”) in connection with the Exchange Offer and, as such, to advise the Dealer Managers at least daily as to such matters relating to the Exchange Offer as the Dealer Managers may request. Charter Holdco shall request The Depository Trust Company (“DTC”) to provide the Dealer Managers with copies of the records or other lists showing the names and addresses of, and principal amounts of Outstanding Notes held by, the holders of such Outstanding Notes as of a recent date and shall, from and after such date, request DTC to advise the Dealer Managers from day to day during the pendency of the Exchange Offer of all transfers of such Outstanding Notes, such notification consisting of the names and addresses of the transferor and transferee of any Outstanding Notes and the date of such transfer. Charter Holdco will arrange for Global Bondholder Services Corporation to act as information agent and depositary (the “Information Agent”) in connection with the Exchange Offer and shall direct the Information Agent to advise the Dealer Managers at least daily as to such matters relating to the Exchange Offer as the Dealer Managers may reasonably request. In addition, Charter Holdco hereby authorizes the Dealer Managers to communicate with the Information Agent with respect to matters relating to the Exchange Offer.
     (f) Charter Holdco shall request the trustee or registrar for the Outstanding Notes to furnish the Dealer Managers, as soon as practicable, with cards or lists or copies thereof showing the names of persons who were the Holders of record of Outstanding Notes as of the date or dates specified by the Dealer Managers and the beneficial Holders of the Outstanding Notes as of such date or dates, together with their addresses and the principal amount of Outstanding Notes beneficially held by them. In addition, Charter Holdco shall update such information from time to time during the term of this Agreement as reasonably requested by the Dealer Managers, but only to the extent such information is reasonably available to Charter Holdco within the time constraints specified. The Dealer Managers agree to use such information only in connection with the Exchange Offer and not to furnish such information to any persons except in connection with the Exchange Offer and in accordance with Section 9 hereof.
     (g) The Charter Companies have prepared and filed with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Act”), a registration statement on Form S-4, including the Prospectus, covering the registration of the New Notes. The term “Registration Statement,” as used in this Agree-

ment, shall mean such registration statement, including the exhibits thereto and any documents incorporated by reference therein, in the form in which it becomes effective and, in the event of any amendment or supplement thereto after the effective date of such registration statement, shall also mean such registration statement as so amended or supplemented. The final prospectus included in the Registration Statement (including any documents incorporated in the Prospectus by reference) is herein called the “Prospectus,” except that if the final prospectus furnished to the Dealer Managers for use in connection with the Exchange Offer differs from the prospectus set forth in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term “Prospectus” shall refer to the final prospectus furnished to the Dealer Managers for such use. The terms “supplement” and “amendment” or “supplemented” and “amended” as used herein with respect to the Prospectus shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date thereof and prior to the termination of the Exchange Offer by Charter Holdco with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”).
     (h) [Intentionally Omitted]
     (i) The Registration Statement, the Prospectus, the related letters from Charter Holdco to securities brokers, dealers, commercial banks, trust companies and other nominees, letters for use by brokers to clients holding Outstanding Notes, letters to beneficial owners of Outstanding Notes, the Letter of Transmittal and any newspaper announcements, press releases and other offering materials, including any written communication filed with the SEC pursuant to Rule 425 under the Act, and information Charter Holdco may use, publicly disseminate or authorize for use in connection with the Exchange Offer (as they may be amended or supplemented and including any documents incorporated by reference therein) are herein collectively referred to as the “Offering Documents.”
     (j) The Offering Documents have been or will be prepared and approved by, and are the sole responsibility, of Charter Holdco. Thereafter, to the extent practicable until the date three days prior to the expiration date of the Exchange Offer (the “Expiration Date”), Charter Holdco shall use its reasonable best efforts to cause copies of such Offering Documents and a return envelope to be mailed to each person who becomes a holder of record of any Outstanding Notes prior to such date. Charter Holdco acknowledges and agrees that Dealer Managers may use the Offering Documents as specified herein without assuming any responsibility on their part for independent verification of any information therein and Charter Holdco represents and warrants to each Dealer Manager that such Dealer Manager may rely on the accuracy and completeness of all of the Offering Documents and any other information delivered to such Dealer Manager by or on behalf of Charter Holdco in connection with the Exchange Offer without assuming any responsibility for independent verification of such information or without performing or receiving any appraisal and evaluation of the assets or liabilities of Charter Holdco. The Dealer Managers agree that they will not, without the consent of Charter Holdco, disseminate any materials for or in connection with the solicitation of the holders of Outstanding Notes other than the Offering Documents. For the avoidance of doubt, this Sec-

tion 1(j) is not intended to conflict with or extend any of the representations or warranties contained herein.
     (k) Charter Holdco agrees to provide the Dealer Managers with as many copies as they may reasonably request of the Offering Documents. Charter Holdco agrees that within a reasonable time prior to using or filing with any federal, state or other governmental or regulatory agency or instrumentality (an “Other Agency”), including the National Association of Securities Dealers Inc. (the “NASD”), of any Offering Documents, it will submit copies of such materials to the Dealer Managers and their counsel and will give reasonable consideration to the Dealer Managers’ and their counsel’s comments, if any, thereon. Charter Holdco agrees that prior to the termination of the Exchange Offer, before amending or supplementing the Registration Statement, or the Prospectus, it will furnish copies of drafts to, and consult with, the Dealer Managers and their counsel within a reasonable time in advance of filing with the SEC of any amendment or supplement to the Registration Statement, the Prospectus or the other Offering Documents. Charter Holdco shall take all necessary actions to ensure that the Charter Companies shall not file any such amendment or supplement to which the Dealer Managers, after consultation with counsel, shall reasonably object.
     (l) Charter Holdco authorizes the Dealer Managers to use the Offering Documents in connection with the Exchange Offer and for such period of time as any such materials are required by law to be delivered in connection therewith. The Dealer Managers shall not have any obligation to cause any Offering Documents to be transmitted generally to the holders of Outstanding Notes.
     (m) Charter Holdco agrees to advise the Dealer Managers promptly of (i) the occurrence of any event which, in the reasonable judgment of Charter Holdco or its counsel, could cause or require Charter Holdco to withdraw, rescind or modify the Offering Documents or to withdraw, rescind or terminate the Exchange Offer or would permit Charter Holdco to exercise any right not to exchange Outstanding Notes for the New Notes pursuant to the Exchange Offer, (ii) their awareness of the issuance by any regulatory authority of any comment or order or the taking by any regulatory authority of any other action concerning the Exchange Offer (and, if in writing, will furnish the Dealer Managers with a copy of any such comment or order), (iii) their awareness of any material adverse developments in connection with the Exchange Offer and (iv) any other information relating to the Exchange Offer, the Offering Documents or this Agreement which the Dealer Managers may from time to time reasonably request. In addition, if any event occurs as a result of which any Offering Documents will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances at the time such material is delivered or is to be delivered to a Holder, not misleading, Charter Holdco shall, promptly upon becoming aware of any such event, advise the Dealer Managers of such event and, as promptly as practicable under the circumstances, prepare and furnish copies of such amendments or supplements of any such Offering Documents to the Dealer Managers, so that the statements in such Offering Documents will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein at the time such material is delivered or is to be delivered to a Holder, not mis-

leading, and the Dealer Managers agree not to use the Offering Documents, in such case, until the Offering Documents are supplemented or amended.
     (n) Except as otherwise required by law or regulation, Charter Holdco will not use or publish any material in connection with the Exchange Offer, other than the Offering Documents, or refer to the Dealer Managers in any such material, without the prior approval of the Dealer Managers (which shall not be unreasonably delayed or withheld). Charter Holdco, upon receiving such approval, will promptly furnish the Dealer Managers with as many copies of such approved materials as the Dealer Managers may reasonably request. The Dealer Managers agree that they will not make any statements in connection with the Exchange Offer other than the statements that are set forth in, or derived from and consistent with, the Offering Documents without the prior written consent of Charter Holdco.
     (o) Charter Holdco agrees to exchange, in accordance with the terms of the Offering Documents, the New Notes to the Holders entitled thereto, subject to the right of Charter Holdco to withdraw or amend the Exchange Offer as stated in the Offering Documents. Charter Holdco agrees not to exchange any Outstanding Notes during the term of the Exchange Offer except pursuant to and in accordance with the Exchange Offer or as otherwise agreed in writing by the parties hereto and permitted under applicable laws and regulations.
          SECTION 2. Compensation and Expenses.
     (a) In consideration of services provided hereunder, Charter Holdco shall pay the Dealer Managers the fees calculated and payable as set forth in Schedule I.
     (b) Whether or not any Outstanding Notes are exchanged pursuant to the Exchange Offer, Charter Holdco shall pay all reasonable expenses incurred in connection with the preparation, printing, mailing and publishing of the Offering Documents, and all amounts payable to securities dealers (including the Dealer Managers), brokers, banks, trust companies and nominees as reimbursements of their customary mailing and handling expenses incurred in forwarding the Offering Documents to their customers and all other expenses of Charter Holdco in connection with the Exchange Offer and shall reimburse the Dealer Managers for the reasonable fees and expenses of their legal counsel (subject to an aggregate cap on such fee reimbursement hereunder of $500,000). It is understood, however, that, except as provided in Section 8 hereof and in the preceding sentence, the Dealer Managers will pay all their own costs and expenses incurred by the Dealer Managers in connection with their services as Dealer Managers under this Agreement.
          SECTION 3. Termination; Withdrawal.
          (a) Subject to Section 10 hereof, this Agreement may be terminated by Charter Holdco, at any time upon notice to the Dealer Managers, if (i) at any time prior to the Exchange Date, the Exchange Offer is terminated or withdrawn by Charter Holdco for any reason or (ii) the Dealer Managers do not comply in all material respects with any material covenant specified in Section 1.

          (b) Subject to Section 10 hereof, this Agreement may be terminated by the Dealer Managers, at any time upon notice to Charter Holdco, if (i) at any time prior to the Exchange Date, the Exchange Offer is terminated or withdrawn by Charter Holdco for any reason, (ii) the Charter Companies do not comply in all material respects with any covenant specified in Section 1 hereof, (iii) Charter Holdco shall file with the SEC, publish, send or otherwise distribute any amendment or supplement to the Offering Documents to which the Dealer Managers shall reasonably object or which shall be reasonably disapproved by counsel to the Dealer Managers, or (iv) any of the conditions or obligations specified in Section 6 hereof are not satisfied.
          (c) Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 3(a)(i) only, at any time prior to the consummation of the transactions described in the Registration Statement, the Dealer Managers will be entitled to their full fees described above in the event that Charter Holdco consummates, at any time prior to the date that is 30 days after the date of such termination, an offer or offers in a form similar to the Exchange Offer and involving the issuance of securities similar to those being issued by CCI in connection therewith, in a transaction or series of transactions in which the Dealer Managers did not act as dealer managers to Charter Holdco or its affiliates.
          SECTION 4. Representations and Warranties by Charter Holdco. Charter Holdco represents and warrants to the Dealer Managers, as of the date hereof, and as of the Exchange Date, that:
     (a) The Registration Statement, including the Prospectus, has been prepared by the Charter Companies in conformity in all material respects with the requirements of the Act and has been filed with the SEC as of the Commencement Date. Such amendments to such Registration Statement and Prospectus will have been similarly prepared and filed with the SEC; and Charter Holdco will take all necessary actions to ensure that the Charter Companies will file such additional amendments to such Registration Statement and Prospectus as may hereafter be required. Copies of such Registration Statement and Prospectus, including all amendments thereto and all documents incorporated by reference therein, have been or, if filed after the Commencement Date, will be, delivered or made available to the Dealer Managers and their counsel. No stop order refusing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus is in effect, and no proceedings for such purpose have been instituted or are pending before or, to the best knowledge of Charter Holdco, are threatened by the SEC. The Exchange Offer satisfies the conditions for use of Form S-4.
     (b) [Intentionally Omitted]
     (c) (i) The Offering Documents, including the Registration Statement and the Prospectus, comply and, as amended or supplemented, if applicable, will comply, in all material respects, with the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended, and the applicable rules and regulations of the SEC thereunder (the “Trust Indenture Act”); and the documents incorporated by reference into each of the Offering Documents (collectively, the “Incorporated Documents”) complied as of the date of filing with the SEC, in all material respects with all applicable requirements of the Act and the Exchange Act; (ii) the Registration Statement, when it becomes effective, will not contain and as amended or supplemented thereafter, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Prospectus or the other Offering Documents (including the Incorporated Documents) at the date of commencement of the Exchange Offer (the “Commencement Date”) or at any time at or prior to the Exchange Date contains, and, as amended or supplemented, if applicable, will contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this Section 4(c) do not apply to (A) statements or omissions in the Offering Documents, including the Registration Statement or the Prospectus, or, in each case, any amendment or supplement thereto, based upon information relating to the Dealer Managers furnished to Charter Holdco in writing by the Dealer Managers expressly for use therein or (B) information which shall constitute the Statement of Eligibility under the Trust Indenture Act (Form T-1) of the Trustee under the Indenture; and (iv) there are no agreements, leases, contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or filed.
     (d) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus at the time the Registration Statement and any amendments thereto become effective and at the Commencement Date and the Exchange Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (e) Charter Holdco has not distributed and will not distribute, prior to the later of the Exchange Date and the completion of the distribution of the New Notes in exchange for the Outstanding Notes pursuant to the Exchange Offer, any offering material in connection with the Exchange Offer other than the Offering Documents.
     (f) Each of the Charter Companies has been duly formed and is validly existing as a limited liability company or corporation, as the case may be, under the laws of the State of Delaware and each of the Charter Companies’ subsidiaries has been duly incorporated or otherwise formed and is validly existing as a corporation, partnership, limited liability company or other legal entity under the laws of its jurisdiction of incorporation or formation and has been duly qualified as a foreign corporation or limited liability company, as the case may be, for the transaction of business in and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; and is not subject to liability or disability by reason of the failure to be so qualified in any such jurisdiction, except such as would not, individually or in the aggregate, have a material adverse effect on the current or future financial position, members’ or stockholders’ equity or results of operations of the Charter Companies and their subsidiaries, taken as a whole (a “Material Adverse Effect”).

     (g) Charter Holdco has all necessary corporate or limited liability company power and authority, as appropriate, to execute and deliver this Agreement, and to perform all of its obligations hereunder and to make the Exchange Offer in accordance with its terms.
     (h) The Class A Common Stock conforms in all material respects to the description thereof in the Prospectus and, upon issuance thereof, will be duly and validly authorized and issued, fully paid and non-assessable and will be issued free and clear of all liens, encumbrances, equities or claims.
     (i) Charter Holdco has taken all necessary limited liability company action, to authorize the making of the Exchange Offer and the execution, delivery and performance of this Agreement and, prior to the Exchange Date, shall have taken all necessary limited liability company action to authorize the exchange of the New Notes for the Outstanding Notes pursuant to the Exchange Offer and all other actions contemplated in the Offering Documents; and this Agreement has been duly executed and delivered by Charter Holdco and, assuming due authorization, execution and delivery by the Dealer Managers, this Agreement constitutes a valid and legally binding agreement of Charter Holdco, enforceable against Charter Holdco in accordance with its terms, except to the extent such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except that rights to indemnification and contribution hereunder may be limited by federal or state securities laws or public policy relating thereto.
     (j) Charter Holdco will cause CCI to take all necessary actions to ensure that the New Notes, when and if issued, will be in the form contemplated by the Indenture, will conform in all material respects to the description thereof in the Prospectus, have been duly authorized by CCI and, when executed by CCI and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to the exchanging Holders of Outstanding Notes in connection with the consummation of the Exchange Offer in accordance with the terms of the Offering Documents, will be duly executed, issued and delivered and will constitute valid and binding obligations of CCI, enforceable against it in accordance with their terms, and will be entitled to the benefits of the Indenture, except as may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the availability of specific performance or injunctive relief and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations and (iv) with respect to any rights to indemnity and contribution, federal and state securities laws.
     (k) [Intentionally Omitted]
     (l) Charter Holdco will conduct the Exchange Offer in compliance in all material respects with the Exchange Act.

     (m) Charter Holdco will cause CCI to take all necessary actions to ensure that the financial statements, together with the related schedules and notes, contained in the Offering Documents and the Incorporated Documents present fairly in all material respects, in accordance with generally accepted accounting principles (“GAAP”), the consolidated financial position, results of operations, stockholder’s equity and cash flows of CCI and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they relate subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnotes and other presentation items; and such statements and related schedules and notes have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as disclosed therein and subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnotes and other presentation items.
     (n) Charter Holdco will take all necessary actions to ensure that none of the Charter Companies or any of their subsidiaries is (i) in violation of its certificate of incorporation, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational document, as the case may be, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease, license, permit or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) in violation of the terms of any franchise agreement, or any law, statute, rule or regulation or any judgment, decree or order, in any such case, of any court or governmental or regulatory agency or other body having jurisdiction over the Charter Companies or any of their subsidiaries or any of their properties or assets, including, without limitation, the Cable Communications Policy Act of 1984, as amended, the Cable Television Consumer Protection and Competition Act of 1992, as amended, and the Telecommunications Act of 1996 (collectively, the “Cable Acts”) or any order, rule or regulation of the Federal Communications Commission (the “FCC”), except, in the case of clauses (ii) and (iii), such as would not, individually or in the aggregate, have a Material Adverse Effect.
     (o) Charter Holdco will take all necessary actions to ensure that the execution, delivery and performance by Charter Holdco of this Agreement and the consummation by the Charter Companies of the transactions contemplated hereby do not and will not conflict with or result in a breach or violation of, or constitute a default under, (i) any of the provisions of the charter or bylaws (or similar organizational documents) of the Charter Companies or any of their subsidiaries, (ii) any other note, indenture, loan agreement, mortgage or other agreement, instrument or undertaking to which the Charter Companies or any of their subsidiaries or affiliates is a party or by which any of them is bound or to which any of their properties or assets is subject other than breaches, violations or defaults that would not have a Material Adverse Effect and other than those notes, indentures, loan agreements, mortgages or other agreements, instruments or undertakings which will be amended or terminated or pursuant to which consents will be obtained on or prior to consummation of the transactions contemplated hereby, or (iii) any law, rule or regulation or any order of any court or of any other governmental agency or instrumentality having jurisdiction over the Charter Companies or any of their subsidiaries or affili-

ates or any of its or their respective properties or assets other than breaches, violations or defaults that would not have a Material Adverse Effect.
     (p) No consent, approval, authorization or order of any court or governmental, legislative, judicial, administrative or regulatory agency, authority or body including, without limitation, under the Cable Acts or any rule, order or regulation of the FCC is required for the making of the Exchange Offer, the exchange of the New Notes for the Outstanding Notes pursuant to the Exchange Offer, the execution, delivery and performance of any of the Transaction Documents or the consummation of the other transactions contemplated in this Agreement, except (i) such as have been obtained on or prior the Exchange Date, and (ii) such as may be required under the Act, the Exchange Act, state securities or “Blue Sky” laws or foreign securities laws in connection with the purchase and distribution of the New Notes.
     (q) Charter Holdco will cause CCI to take all necessary actions to ensure that the outstanding shares of capital stock or other equity interests of CCI and each of its subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as disclosed in the Prospectus, are owned, directly or indirectly by CCI, free and clear of all liens, encumbrances, equities or claims. Charter Holdco will cause CCI to take all necessary actions to ensure that the authorized, issued and outstanding capital stock of CCI is as set forth in the Prospectus; since the date indicated in the Prospectus, except as disclosed in the Prospectus or changes occurring in the ordinary course of business, there has been no change in the consolidated capitalization of CCI or any of its subsidiaries (other than changes in outstanding common stock resulting from subsequent issuances, if any, pursuant to the Exchange Offer or pursuant to employee or director benefit plans, including deferred compensation plans, dividend reinvestment and stock purchase or stock option plans, in each case existing on the date hereof (collectively, the “Stock Plans”)).
     (r) Charter Holdco will cause CCI to take all necessary actions to ensure that except as disclosed in the Prospectus, (i) there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options issued by CCI to purchase, any shares of the capital stock of CCI, (ii) there are no statutory, contractual, preemptive or other rights to subscribe for or to purchase any Class A Common Stock and (iii) there are no restrictions upon transfer of Class A Common Stock pursuant to CCI’s certificate of incorporation or bylaws.
     (s) Charter Holdco will cause CCI to take all necessary actions to ensure that except as disclosed in the Prospectus, CCI has not taken any action designed to, or likely to have the effect of, terminating the registration of Class A Common Stock under the Exchange Act or delisting shares of Class A Common Stock from the Nasdaq Global Market, nor has CCI received any notification that the SEC or the NASD is contemplating terminating such registration or listing. CCI has complied in all material respects with the applicable requirements of the Nasdaq Global Market for maintenance or inclusion of the shares of Class A Common Stock thereon.

     (t) The statements in the Prospectus under the headings “Description of Other Indebtedness,” “Description of Capital Stock and Membership Units,” “Description of the New Notes,” “Description of the Old Notes” and “Certain U.S. Federal Income Tax Consequences,” insofar as they purport to describe the provisions of the laws, documents and arrangements referred to therein, are accurate in all material respects.
     (u) The Transaction Documents conform or will conform in all material respects to the descriptions thereof in the Offering Documents.
     (v) Charter Holdco will take all necessary actions to ensure that other than as set forth in the Prospectus, there are no legal or governmental proceedings (including, without limitation, by the FCC or any franchising authority) pending to which the Charter Companies or any of the their subsidiaries is a party or of which any property of the Charter Companies or any of their subsidiaries is the subject which, if determined adversely with respect to the Charter Companies or any of their subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to the best knowledge of the Charter Companies and, except as disclosed in the Prospectus, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (w) Charter Holdco will take all necessary actions to ensure that none of the Charter Companies or any of their subsidiaries has sustained since the date of the latest audited financial statements that will be included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, except for such events as would not reasonably be expected to have a Material Adverse Effect; and, since the respective dates as of which information is given in the Prospectus, there has not been any change in the capital stock or limited liability company interests or long-term debt of the Charter Companies or any of their subsidiaries or any change or development that would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus.
     (x) Charter Holdco will take all necessary actions to ensure that each of the Charter Companies and their subsidiaries carries insurance (including, without limitation, self-insurance) in such amounts and covering such risks as in the reasonable determination of Charter Holdco is adequate for the conduct of its business and the value of its properties.
     (y) Charter Holdco will take all necessary actions to ensure that except as set forth in the Prospectus, there is no strike, labor dispute, slowdown or work stoppage with the employees of any of the Charter Companies or their subsidiaries which is pending or, to the best knowledge of Charter Holdco, threatened which would, individually or in the aggregate, have a Material Adverse Effect.
     (z) Charter Holdco will cause CCI to take all necessary actions to ensure that CCI is not, nor after giving effect to the Exchange Offer will be, an “investment company” or any entity “controlled” by an “investment company” as such terms are defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (aa) Charter Holdco will take all necessary actions to ensure that prior to the date hereof, none of the Charter Companies or any of their affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Charter Companies in connection with the Exchange Offer.
     (bb) The pro forma financial information that will be included in the Prospectus (i) complies as to form in all material respects with the applicable requirements of Regulation S-X for Form S-4 promulgated under the Exchange Act, and (ii) has been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial information that will be included in the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.
     (cc) KPMG LLP, who has certified the annual financial statements that will be included in the Prospectus, is a firm of independent public accountants as required by the Act and the rules and regulations of the SEC thereunder, based upon representations by such firm to the Charter Companies.
     (dd) Charter Holdco will take all necessary actions to ensure that each of the Charter Companies and their subsidiaries own or possess, or can acquire on reasonable terms, adequate licenses, trademarks, service marks, trade names and copyrights (collectively, “Intellectual Property”) necessary to conduct the business now or proposed to be operated by each of them as described in the Prospectus, except where the failure to own, possess or have the ability to acquire any Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Charter Companies or their subsidiaries has received any notice of infringement of or conflict with (and none actually knows of any such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property that the Company believes has a reasonable likelihood of being sustained and which, if any such assertion of infringement or conflict were sustained, could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
     (ee) Charter Holdco will take all necessary actions to ensure that except as described in the Prospectus, the Charter Companies and their subsidiaries have obtained all consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations of and from, and have made all declarations and filings with, all governmental and regulatory authorities (including, without limitation, the FCC), all self-regulatory organizations and all courts and other tribunals legally necessary to own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Prospectus, except to the extent that the failure to so obtain, declare or file would not, individually or in the aggregate, have a Material Adverse Effect.

     (ff) Charter Holdco will take all necessary actions to ensure that each of the Charter Companies and their subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns required to be filed as of the date hereof and have paid all taxes shown as due thereon, except where the failure to so file such returns or so pay would not, individually or in the aggregate, have a Material Adverse Effect; and there is no tax deficiency that has been asserted against the Charter Companies or any of their subsidiaries (other than those which the amount or validity thereof are currently being challenged in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant entity) that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
     (gg) Charter Holdco will take all necessary actions to ensure that the Charter Companies and their subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (hh) Charter Holdco will take all necessary actions to ensure that except as described in the Prospectus: (i) each of the franchises held by, or necessary for any operations of, the Charter Companies and their subsidiaries that are material to the Charter Companies and their subsidiaries, taken as a whole, is in full force and effect, with no material restrictions or qualifications; (ii) to the best knowledge of the Charter Companies, no event has occurred which permits, or with notice or lapse of time or both would permit, the revocation or non-renewal of any such franchises, assuming the filing of timely renewal applications and the timely payment of all applicable filing and regulatory fees to the applicable franchising authority, or which would be reasonably likely to result, individually or in the aggregate, in any other material impairment of the rights of the Charter Companies and their subsidiaries in such franchises; and (iii) the Charter Companies have no reason to believe that any franchise that is material to the operation of the Charter Companies and their subsidiaries will not be renewed.
     (ii) Charter Holdco will take all necessary actions to ensure that each of the programming agreements entered into by, or necessary for any operations of, the Charter Companies or their subsidiaries that are material to the Charter Companies and their subsidiaries, taken as a whole, is in full force and effect (or in any cases where the Charter Companies or their subsidiaries and any suppliers of content are operating in the absence of an agreement, such content providers and the Charter Companies and their subsidiaries provide and receive service in accordance with terms that have been agreed to or consistently acknowledged or accepted by both parties, including, without limitation, situations in which providers or suppliers of content accept regular payment for the provision of such content); and to the best knowledge of the Charter Companies, no event has occurred (or with notice of lapse of time or both would occur) which would be reasonably likely to result in the early termination or non-renewal of any such programming agreements and which would, individually or in the aggregate, result in a Material Adverse Effect.
     (jj) Charter Holdco will take all necessary actions to ensure that the Charter Companies and their subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.
     (kk) Charter Holdco will cause CCI to take all necessary actions to ensure that immediately after the consummation of this Exchange Offer (including after giving effect to the execution, delivery and performance of this Agreement and the exchange of New Notes for the Outstanding Notes), (i) the fair market value of the assets of CCI, on a consolidated basis with its subsidiaries, exceeds and will exceed its liabilities, on a consolidated basis with its subsidiaries; (ii) the present fair saleable value of the assets of CCI, on a consolidated basis with its subsidiaries, exceeds and will exceed its liabilities, on a consolidated basis with its subsidiaries; (iii) CCI, on a consolidated basis with its subsidiaries, is and will be able to pay its debts, on a consolidated basis with its subsidiaries, as such debts respectively mature or otherwise become absolute or due; and (iv) CCI, on a consolidated basis with its subsidiaries, does not have and will not have unreasonably small capital with which to conduct its respective operations.
     (ll) Charter Holdco will cause CCI to take all necessary actions to ensure that CCI maintains a system of disclosure controls and procedures to ensure that material information relating to CCI, including its consolidated subsidiaries, is made known to each of them by others within those entities, particularly during the period in which the periodic reports are being prepared; except as disclosed in the Prospectus, since the end of CCI’s most recent audited fiscal year, there has been no change in CCI’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, CCI’s internal control over financial reporting. CCI is not aware of any material weakness in CCI’s internal control over financial reporting (whether or not remediated).
     (mm) Charter Holdco will cause CCI to take all necessary actions to ensure that neither CCI nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business material to CCI and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus, and since the date as of which information is given in the Prospectus there has not been (x) any increase, or any development involving a prospective increase, in CCI’s consolidated reserve for losses and loss adjustment expense, (y) any change in the authorized capital stock of CCI or any of its subsidiaries that are significant subsidiaries within the meaning of Rule 405 of the Act (“Significant Subsidiaries”) or any increase in the consolidated short-term or long-term debt of CCI or (z) any Material Adverse Effect.
     (nn) Charter Holdco will take all necessary actions to ensure that there is, and has been, no failure on the part of the Charter Companies or their subsidiaries, or any of their directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.
     (oo) The statistical and market-related data that will be included in the Prospectus are based on or derived from sources that Charter Holdco believes to be reliable and accurate.
     (pp) On or prior to the Commencement Date, Charter Holdco will have made appropriate arrangements, to the extent applicable, with DTC to allow for the book-entry movement of the tendered notes representing the Outstanding Notes between depository participants and the Exchange Agent.
     (qq) There are no contracts, agreements or understandings between the Charter Companies and any person granting such person the right to require the Charter Companies to include any securities held by such person in the Registration Statement.
          The representations and warranties set forth in this Section 4 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Indemnified Person (as defined in Annex A attached hereto) or (ii) any termination, expiration or cancellation of this Agreement.
          SECTION 5. Representations of the Dealer Managers. Each Dealer Manager represents and warrants to Charter Holdco, and agrees with Charter Holdco, that this Agreement has been duly authorized and validly executed and delivered by such Dealer Manager.
          SECTION 6. Conditions and Obligations. The obligation of the Dealer Managers to act as Dealer Managers hereunder shall at all times be subject, in their discretion, to the conditions that:
     (a) For the period from and after effectiveness of this Agreement and prior to the Exchange Date: (i) Charter Holdco shall have filed the Registration Statement with the SEC not later than the date hereof and the Registration Statement shall become effective prior to the Exchange Date; and (ii) no stop order refusing or suspending the effectiveness of the Registration Statement or any post-effective amendment shall have been issued or be in effect and no proceedings for such purpose shall have been instituted or threatened by the SEC.
     (b) All representations and warranties of Charter Holdco contained herein or in any certificate or writing delivered hereunder at all times during the Exchange Offer shall be true and correct in all material respects.

     (c) The Charter Companies at all times during the Exchange Offer shall have performed, in all material respects, all of their obligations hereunder required as of such time to have been performed by them.
     (d) The General Counsel of Charter Holdco shall have delivered to the Dealer Managers an opinion, prior to the Commencement Date and on the Exchange Date, substantially in the form of Exhibit C hereto.
     (e) Gibson, Dunn & Crutcher LLP, counsel for Charter Holdco, shall have delivered to the Dealer Managers an opinion, prior to the Commencement Date and on the Exchange Date, substantially in the form of Exhibit D hereto.
     (f) Davis Wright Tremaine LLP, special regulatory counsel to Charter Holdco, shall have delivered to the Dealer Managers an opinion, prior to the Commencement Date and on the Exchange Date, substantially in the form of Exhibit E hereto.
     (g) No stop order, restraining order or injunction has been issued by the SEC or any court, and, except as disclosed in CCI’s filings with the SEC, no litigation shall have been commenced or, to the knowledge of Charter Holdco, threatened before the SEC or any court, with respect to (i) the making or the consummation of the Exchange Offer, (ii) the execution, delivery or performance by Charter Holdco of this Agreement or (iii) any of the transactions in connection with, or contemplated by, the Offering Documents which the Dealer Managers or their legal counsel in good faith believes makes it inadvisable for the Dealer Managers to continue to render services pursuant hereto and it shall not have otherwise become unlawful under any law or regulation, federal, state or local, for the Dealer Managers so to act, or continue so to act, as the case may be.
     (h) At the Exchange Date, there shall have been delivered to the Dealer Managers, on behalf of Charter Holdco, a certificate of the Chairman, Chief Executive Officer or President of Charter Holdco and the Chief Financial Officer of Charter Holdco, dated the Exchange Date, and stating that the representations and warranties set forth in Section 4 hereof are true and accurate in all material respects as if made on such Exchange Date.
     (i) At the Commencement Date and at the Exchange Date, Charter Holdco shall have requested and caused KPMG LLP to furnish to the Dealer Managers, comfort letters, dated respectively as of the Commencement Date and as of the Exchange Date, in form and substance reasonably satisfactory to the Dealer Managers.
     (j) Charter Holdco shall have advised the Dealer Managers promptly of (i) the occurrence of any event which, in the reasonable judgment of Charter Holdco or its counsel, could cause Charter Holdco to withdraw, rescind or modify the Offering Documents, to withdraw, rescind or terminate the Exchange Offer or would permit Charter Holdco to exercise any right not to exchange the New Notes for the Outstanding Notes under the Exchange Offer, (ii) its awareness of the issuance by any regulatory authority of any comment or order or the taking of any other action concerning the Exchange Offer (and, if in writing, will have furnished the Dealer Managers with a copy thereof), (iii) its awareness of any material litigation or administrative or similar proceeding which is initiated or threatened in writing with respect to the Exchange Offer and (iv) any other information relating to the Exchange Offer, the Offering Documents or this Agreement which the Dealer Managers may from time to time reasonably request.
     (k) At the Exchange Date, Charter Holdco shall have obtained all consents, approvals, authorizations and orders of, and shall have duly made all registrations, qualifications and filings with, any court or regulatory authority or other governmental agency or instrumentality required in connection with the making and consummation of the Exchange Offer and the execution, delivery and performance of this Agreement.
          SECTION 7. Covenants of Charter Holdco.
          (a) Charter Holdco will take all necessary actions to ensure that the Charter Companies will use their commercially reasonable efforts to cause the Registration Statement, and any amendment thereof, to become effective as soon as possible but no later than the Exchange Date; to promptly advise the Dealer Managers in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the SEC relating to the Exchange Offer, including in relation to the Registration Statement, any Prospectus or any other Offering Documents, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any amendment or supplement to any Prospectus (other than any amendment or supplement resulting solely from the incorporation by reference of any report filed under the Exchange Act) or any amendment to or additional Offering Documents, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iv) of (A) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, (B) any order preventing or suspending the use of any Prospectus or any other Offering Documents, (C) the occurrence of any event which would cause Charter Holdco to withdraw, rescind, terminate or modify the Exchange Offer or would permit Charter Holdco to exercise any right not to accept Outstanding Notes tendered pursuant to the Exchange Offer, or (D) any proceedings to remove, suspend or terminate from listing or quotation the New Notes or the Class A Common Stock from any securities exchange upon which the relevant securities are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. Additionally, Charter Holdco agrees that it shall comply with the provisions of Rule 424(b), as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by any Charter Company under such Rule 424(b) were received in a timely manner by the SEC.
          (b) Charter Holdco will take all necessary actions to ensure that the Charter Companies will comply with the Act, the Exchange Act and the Trust Indenture Act in connection with the Exchange Offer, the Offering Documents and the transactions contemplated hereby and thereby, as applicable. If, at any time when the Prospectus is required by the Act or the Exchange Act to be delivered in connection with the Exchange Offer, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Dealer Managers or counsel for Charter Holdco, to amend the Registration Statement or amend or supplement the Prospectus or any other Offering Documents in order that the Prospectus or such other Offering Documents will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Prospectus or such other Offering Documents, in the light of the circumstances under which they were made, not misleading or if, in the reasonable opinion of either such counsel, it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus or any other Offering Documents to comply with the requirements of the Act or Exchange Act, Charter Holdco will promptly prepare, file with the SEC, subject to Section 1(k) hereof, and furnish, at its own expense, to the Dealer Managers and to the dealers (whose names and addresses will be furnished to Charter Holdco by the Dealer Managers) by which Outstanding Notes may have been tendered for exchange, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus or such other Offering Documents comply with such requirements.
          (c) Charter Holdco will cause CCI to take all necessary actions to ensure that CCI will make generally available to its security holders and to the Dealer Managers an earnings statement covering a twelve-month period beginning not later than the first day of CCI’s fiscal quarter next following the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Act and the rules and regulations of the SEC thereunder.
          (d) Charter Holdco will take all necessary actions to ensure that the Charter Companies will not amend or supplement the Offering Documents, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of each Dealer Manager (which consent will not be unreasonably withheld or delayed); provided, however, that, prior to the earlier of the Exchange Date or the date of termination of the Exchange Offer, Charter Holdco will take all necessary actions to ensure that the Charter Companies will not file any document under the Exchange Act that is incorporated by reference in the Offering Documents unless, a reasonable time prior to such proposed filing, Charter Holdco have furnished each Dealer Manager with a copy of such document for its review and have provided such Dealer Manager with a reasonable opportunity to review such materials and provide comments to Charter Holdco. Charter Holdco will promptly advise each Dealer Manager when any document filed under the Exchange Act that is incorporated by reference in the Offering Documents shall have been filed with the SEC.
          (e) Prior to the issuance of the New Notes, Charter Holdco will use commercially reasonable efforts to obtain the registration or qualification of the New Notes under the securities or Blue Sky laws of such U.S. jurisdictions as may be required for the consummation of the Exchange Offer. Charter Holdco will promptly advise the Dealer Managers of the receipt by any Charter Company of any notification with respect to the suspension of the qualification of the New Notes for sale in any U.S. jurisdiction or the initiation or threatening of any proceeding for such purpose.
          (f) Charter Holdco will cooperate with the Dealer Managers and use their best efforts to permit the New Notes to be eligible for clearance and settlement through DTC.
          SECTION 8. Indemnification. In consideration of the engagement hereunder, Charter Holdco shall indemnify and hold the Dealer Managers harmless to the extent set forth in Annex A hereto, which provisions are incorporated by reference herein and constitute a part hereof. Annex A hereto is an integral part of this Agreement and shall survive any termination, expiration or cancellation of this Agreement.
          SECTION 9. Confidentiality. The Dealer Managers shall use all information provided to them by or on behalf of Charter Holdco hereunder solely for the purpose of providing the services which are the subject of this Agreement and the transactions contemplated hereby and shall treat confidentially all such information, provided that nothing herein shall prevent the Dealer Managers from disclosing any such information (i) pursuant to a requirement of applicable law or regulation or the order or request of any court or administrative, regulatory or similar proceeding, (ii) upon the request of any regulatory authority having jurisdiction over the Dealer Managers or any of their affiliates, (iii) to the extent that such information becomes publicly available (which shall include the mailing or delivery of the Offering Documents to holders of the Outstanding Notes) other than by reason of disclosure by the Dealer Managers in violation of this Section 9, and (iv) to its employees, legal counsel and other experts or agents (its “Representatives”), as well as its affiliates as set forth in Section 14(c), in each case, who need to know such information in connection with the transactions contemplated hereby and are informed of the confidential nature of such information. Each Dealer Manager shall be responsible for compliance by its Representatives with this Section 9. Section 9 shall terminate on the second anniversary of the date hereof.
          SECTION 10. Survival. The agreements contained in this Section 10 and in Sections 2(b), 3, 8, 9, 11, 12 and 14 hereof and Annex A hereto shall survive any termination, expiration or cancellation of this Agreement, any completion of the engagement provided by this Agreement or any investigation made on behalf of Charter Holdco, the Dealer Managers or any Indemnified Person and shall survive the termination of the Exchange Offer.
          SECTION 11. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK. THE PARTIES HERETO CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK IN ANY ACTION OR PROCEEDING RELATED TO THIS AGREEMENT (EXCEPT THAT A JUDGMENT OBTAINED IN SUCH COURTS MAY BE ENFORCED IN ANY JURISDICTION).
          SECTION 12. Notices. Except as otherwise expressly provided in this Agreement, whenever notice is required by the provisions of this Agreement to be given, such notice shall be in writing addressed as follows and shall be deemed given when received:
If to Charter Holdco:
Charter Communications Holding Company, LLC.
12405 Powerscourt Drive
St. Louis, Missouri 63131
Attention: General Counsel

with a copy to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue, 47th Floor
New York, NY 10166
Attention: Joerg H. Esdorn, Esq.
If to the Dealer Managers:
Citigroup Global Markets Inc.
390 Greenwich Street
New York, NY 10013
Fax: 212-723-8971
Attention: Liability Management Group
and
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
Fax: 212-507-2562
Attention: Rob Friedsam
with a copy to:
Cahill Gordon & Reindel llp
80 Pine Street
New York, NY 10005
Fax: 212-269-5420
Attention: Corey Wright
          SECTION 13. Advertisements. Charter Holdco agrees that after the date on which the transactions contemplated by the Offering Documents are consummated, the Dealer Managers shall have the right to place advertisements in financial and other newspapers and journals at their own expense describing their services to Charter Holdco hereunder, subject to Charter Holdco’s prior approval, which approval shall not be unreasonably withheld or delayed.
          SECTION 14. Miscellaneous.
          (a) This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this Agreement.
          (b) This Agreement is solely for the benefit of Charter Holdco, the Dealer Managers, the Indemnified Persons set forth in Annex A hereto and their respective successors,

heirs and assigns, and no other person shall acquire or have any rights under or by virtue of this Agreement. No party may assign this Agreement without the prior written consent of the other parties.
          (c) The Dealer Managers may (subject to and in accordance with Section 9 hereof) share any information or matters relating to the Charter Companies, the Exchange Offer and the transactions contemplated hereby with their affiliates and such affiliates may likewise share information relating to the Charter Companies with the Dealer Managers. The Dealer Managers shall be responsible for compliance by its affiliates with the terms of this Agreement.
          (d) If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Charter Holdco and the Dealer Managers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.
          (e) This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which, taken together, will constitute one and the same instrument.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to the Dealer Managers the enclosed duplicate originals hereof, whereupon this letter shall become a binding agreement between us.

Very truly yours, CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Derek Van Zandt
	Name:	Derek Van Zandt
	Title:	Director

MORGAN STANLEY & CO. INCORPORATED
By:	/s/ Kenneth G. Pott
	Name:	Kenneth G. Pott
	Title:	Managing Director

Accepted and agreed to
as of the date first written above:

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC

By:	/s/ Jeffrey T. Fisher

	Name:	Jeffrey T. Fisher
	Title:	Executive Vice President and Chief Financial Officer

ANNEX A
          Charter Holdco shall indemnify and hold harmless each Dealer Manager, its affiliates and their respective officers, directors, employees, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable expenses, to which any such Indemnified Person may become subject arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or the Incorporated Documents or in any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading, except, in the case of this clause (a), with respect solely to information relating to such Dealer Manager furnished in writing to Charter Holdco by such Dealer Manager expressly for use in the Offering Documents, (b) any breach by Charter Holdco of any representation or warranty or failure to comply with any of the agreements set forth in the Agreement, or (c) any action, claim, litigation, investigation (including, without limitation, any governmental or regulatory investigation) or proceedings (each and collectively, “Proceedings”), relating to the transactions contemplated by the Agreement, except, in the case of this clause (c), to the extent such losses, claims, damages, liabilities or expenses are finally judicially determined to have resulted from the gross negligence, bad faith, or willful misconduct of any Indemnified Person, regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse such Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses as they are incurred in connection with investigating or defending any of the foregoing.
          In case any Proceeding shall be brought or asserted against any Indemnified Person with respect to which indemnity may be sought from Charter Holdco hereunder, such Indemnified Person shall promptly notify Charter Holdco in writing provided that (a) the failure to give such notice shall not relieve Charter Holdco of its obligations pursuant to this Annex A unless and only to the extent it is finally judicially determined that such failure to give notice results in the loss or compromise of any material rights or defenses of Charter Holdco, and (b) such failure to notify Charter Holdco will not relieve Charter Holdco from any liability which it may have to such Indemnified Person otherwise than on account of this Annex A. Upon receiving such notice, Charter Holdco will be entitled to participate in any such Proceeding and to assume at its sole expense the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to Charter Holdco or an affiliate thereof) and after written notice from Charter Holdco to such Indemnified Person of its election so to assume the defense thereof within 15 business days after receipt of the notice from the Indemnified Person of such Proceeding, Charter Holdco shall not be liable to such Indemnified Person hereunder for legal expenses of other counsel subsequently incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) Charter Holdco shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings, or (ii) Charter Holdco agrees in writing to pay such fees and expenses, or (iii) Charter Holdco fails to assume such defense within the 15 business days specified above, or (iv) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Person and Charter Holdco or its affiliates and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to Charter Holdco or its affiliates (in which case, if such Indemnified Person notifies Charter Holdco in writing, Charter Holdco shall not have the right to assume the defense thereof); it being understood, however, that Charter Holdco shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all Indemnified Persons, which firm shall be designated in writing by the Dealer Managers. Charter Holdco shall not effect, without the prior written consent of the Dealer Managers, any settlement of any pending or threatened Proceeding unless such settlement includes an unconditional release from the party bringing such Proceeding of each Indemnified Person and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf, of any Indemnified Person. Charter Holdco shall not be liable for any settlement of any Proceeding effected by an Indemnified Person without Charter Holdco’s written consent, but if settled with such consent, Charter Holdco agrees, subject to the provisions of this Annex A, to indemnify the Indemnified Person from and against any loss, damage or liability by reason of such settlement.
          If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless (other than in accordance with the terms of this Annex A) then Charter Holdco shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of Charter Holdco on the one hand and such Indemnified Person on the other hand, as well as any relevant equitable considerations. The relative fault of Charter Holdco on the one hand and the Indemnified Person on the other hand relating to an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or relating to, Charter Holdco or its affiliates or the Indemnified Person and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The indemnity, reimbursement and contribution obligations of Charter Holdco under this Annex A shall be in addition to any liability which Charter Holdco may otherwise have to an Indemnified Person, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Charter Holdco and any such Indemnified Person. Notwithstanding the foregoing, in no event shall such Dealer Manager be liable under the foregoing indemnity, reimbursement and contribution provisions in an amount in excess of the fees actually received by such Dealer Manager pursuant to the Agreement.
          Capitalized terms used but not defined in this Annex A have the meanings assigned to such terms in the Agreement.

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